EXHIBIT 32.2

CERTIFICATION

PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of EPL Intermediate, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph Stein, Vice President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2006

/s/ Joseph Stein

Joseph Stein

Vice President

EPL Intermediate, Inc.

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to EPL Intermediate, Inc. and will be retained by EPL Intermediate, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.